                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 18, 2004 relating to the financial statements and financial statement schedules, which appear in Carmike Cinemas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
April 29, 2004